MarketWise Inc. Reports Preliminary Selected Unaudited First Quarter Billings of $70 Million, Over a 26% Increase from Prior Quarter; Commences Share Buyback Program; LTM Cash Dividend Yield Totals 16%

BALTIMORE, MD -- (GLOBE NEWSWIRE)—MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or the “Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today reported preliminary selected unaudited financial and operational updates for first quarter 2025 below. Our objective is to provide investors with selected information on recent directional trends in advance of issuing our usual earnings press release announcing first quarter 2025 financial results, which we expect to release in May 2025.
The selected unaudited results in this press release are preliminary and subject to the Company’s normal quarter end accounting procedures and review by the Company’s independent registered public accounting firm. Therefore, these preliminary unaudited results are subject to adjustment. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2025 and should not be viewed as a substitute for full, unaudited financial statements prepared in accordance with generally accepted accounting principles.
Q1 2025 Preliminary Selected Unaudited Financial and Operational Updates:
▪Consolidated Paid subscribers at March 31, 2025 were 473 thousand. Active Free subscribers were 3.0 million at March 31, 2025.
▪Billings for Q1 2025 totaled approximately $70 million, representing over a 26% sequential increase compared with Q4 2024.
▪Cumulative dividends paid by the Company over the last twelve months equates to a cash dividend yield of 16%, based on the share price as of March 31, 2025.1
▪The Company has commenced share buybacks in Q2 in accordance with the Board’s previously announced buyback authorization.
Dr. David “Doc” Eifrig, Interim Chief Executive Officer, commented, “I am delighted to see the continued progress in our financial results as we execute against our strategic priorities. Billings for the quarter increased more than 26% compared to Q4 2024 which is a result of the hard work and execution by our over 400 employees. Our mission and #1 priority is to provide world class financial research, actionable investing ideas, and software tools to our customers and these results demonstrate the value and trust that our customers place in our products.”
Doc continued, “We also remain committed to being prudent stewards of our owner’s capital and paid dividends of $0.80 per Class A share during the quarter. Over the last twelve months, dividends paid by the company have equated to a cash yield of over 16%, based on the March 31 stock price. In addition, we recently commenced buying back shares in the open market under our buyback program. Our strong balance sheet, with significant cash balances and no debt, provides us with the runway and operational flexibility to continue to execute our strategic plans.”
1 Dividends paid in the last twelve months totaled $1.60, on a split adjusted basis, and consist of regular dividends paid on April 25, June 25, September 25, and December 26 in 2024, and a special dividend and regular dividend paid on February 26 and March 31, respectively, in 2025.

Balance Sheet and Capital Structure
As of March 31, 2025, the Company is estimated to hold cash and cash equivalents of $79 million. Not included in this amount is approximately $9 million of accounts receivable primarily related to third-party credit card providers due to the timing of a successful March campaign where we collected the cash after quarter end. Our cash outflows are also historically higher in Q1 due to the timing of incentive compensation payouts.
MarketWise Inc.’s Class A common stock trades on the NASDAQ Global Market under the symbol "MKTW." On April 2, 2025 the Company effected a 1-for-20 reverse stock split. As of March 31, 2025, the Company had approximately 2,572,676 Class A common shares and 13,732,864 Class B common shares issued and outstanding, totaling 16,305,540 Class A and Class B common shares on a post-split basis.
Upcoming Events
The Company plans to report full and unaudited results for the first quarter ended March 31, 2025 no later than May 15, 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “estimate,” “believe,” “project,” “expect,” “anticipate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Advisers Act; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-

looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.
MarketWise Investor Relations Contact Information
(800) 290-4113
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com

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